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                                                                   EXHIBIT 23.2


                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM
                  --------------------------------------------

We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-4 of Globix Corporation of our report dated December 1, 2004, except for Note 4 "Recent Accounting Pronouncements" and "Reclassifications and Restatements" which are as of February 7, 2005, relating to the financial statements and financial statement schedules of Globix Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Amper, Politziner & Mattia PC

Edison, New Jersey
February 7, 2005